AMENDMENT NO. 2 TO

ADMINISTRATIVE SERVICES AGREEMENT

THIS AMENDMENT NO. 2 TO ADMINISTRATIVE SERVICES AGREEMENT, dated as of January 23, 2013 (this “Amendment”), by and among Columbia Management Investment Advisers, LLC (the “Investment Manager”), a Minnesota limited liability company, Columbia Funds Series Trust, a Delaware statutory trust (“CFST”), Columbia Funds Master Investment Trust, LLC, a Delaware limited liability company (“CFMIT”), Columbia Funds Variable Insurance Trust I, a Delaware statutory trust (“CFVIT I” and collectively with CFST and CFMIT I the “Registrants” and each a “Registrant”) on behalf of their respective underlying series listed in Schedule A to the Administrative Services Agreement, dated as of May 1, 2010, as amended from time to time (the “Agreement”). Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Agreement.

WHEREAS, the parties have agreed to modify the fee rates payable under the Agreement for certain Funds, which modifications have previously been approved by the Registrant’s Board of Trustees; and

WHEREAS, the parties wish to modify Schedule B to reflect the new fee rates and the dates on which such fee rates will become effective;

NOW, THEREFORE, in consideration of the promises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

SECTION 1. AMENDMENT

1.1	Effective as of the date hereof, Schedule B to the Agreement shall be replaced with Schedule B hereto.

SECTION 2. MISCELLANEOUS.

2.1.	Execution in Counterparts. This Amendment may be executed by the parties hereto in multiple counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement.

2.2.	Governing Law. This Amendment shall be governed by the internal laws, and not by the laws regarding conflicts of laws, of the Commonwealth of Massachusetts. Each party hereby submits to the exclusive jurisdiction of the courts of such state, and waives any objection to venue with respect to actions brought in such courts.

2.3.	Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

2.4.	Notice. This Amendment is executed by an officer of the Registrants, as an officer and not individually, and the obligations of this Amendment with respect to the Funds shall be binding upon the assets and properties of the Funds only and shall not be binding upon any of the trustees, officers, employees, agents or shareholders of the Funds individually.

(Signature Page Follows)

IN WITNESS THEREOF, the parties hereto have executed the foregoing Agreement as of the day and year first above written.

COLUMBIA FUNDS SERIES TRUST COLUMBIA FUNDS MASTER INVESTMENT TRUST, LLC COLUMBIA FUNDS VARIABLE INSURANCE TRUST I

By:	/s/ Michael G. Clarke
Name:	Michael G. Clarke
Title:	Chief Financial Officer

COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC

By:	/s/ J. Kevin Connaughton
Name:	J. Kevin Connaughton
Title:	Managing Director

Schedule B

Schedule I

FUNDS	ASSET LEVELS (IN MILLIONS) AND BREAKPOINTS IN APPLICABLE FEES(1)					EFFECTIVE DATE
	$0 - $500	>$500 - $1,000	>$1,000 - $3,000	>$3,000 - $12,000	>$12,000
Columbia Large Cap Core Fund	0.060%	0.055%	0.050%	0.040%	0.030%	March 1, 2011
Columbia Large Cap Enhanced Core Fund	0.060%	0.055%	0.050%	0.040%	0.030%	July 1, 2011
Columbia Large Cap Value Fund	0.060%	0.055%	0.050%	0.040%	0.030%	July 1, 2011
Columbia Marsico 21st Century Fund	0.060%	0.055%	0.050%	0.040%	0.030%	January 23, 2013
Columbia Marsico Focused Equities Fund	0.060%	0.055%	0.050%	0.040%	0.030%	January 23, 2013
Columbia Marsico Global Fund	0.080%	0.075%	0.070%	0.060%	0.050%	January 23, 2013
Columbia Marsico Growth Fund	0.060%	0.055%	0.050%	0.040%	0.030%	January 23, 2013
Columbia Marsico International Opportunities Fund	0.080%	0.075%	0.070%	0.060%	0.050%	January 23, 2013
Columbia Mid Cap Value Fund	0.060%	0.055%	0.050%	0.040%	0.030%	April 30, 2011
Columbia Multi-Advisor International Equity Fund	0.080%	0.075%	0.070%	0.060%	0.050%	April 1, 2011
Columbia Overseas Value Fund	0.080%	0.075%	0.070%	0.060%	0.050%	July 1, 2011
Columbia Short Term Bond Fund	0.070%	0.065%	0.060%	0.050%	0.040%	March 1, 2011
Columbia Short Term Municipal Bond Fund	0.070%	0.065%	0.060%	0.050%	0.040%	July 1, 2011
Columbia Small Cap Value Fund II	0.080%	0.075%	0.070%	0.060%	0.050%	July 1, 2011
Columbia Variable Portfolio - Marsico 21st Century Fund	0.060%	0.055%	0.050%	0.040%	0.030%	January 23, 2013
Columbia Variable Portfolio - Marsico Focused Equities Fund	0.060%	0.055%	0.050%	0.040%	0.030%	January 23, 2013
Columbia Variable Portfolio - Marsico Growth Fund	0.060%	0.055%	0.050%	0.040%	0.030%	January 23, 2013
Columbia Variable Portfolio - Marsico International Opportunities Fund	0.080%	0.075%	0.070%	0.060%	0.050%	January 23, 2013
Columbia Variable Portfolio - Mid Cap Growth Fund	0.060%	0.055%	0.050%	0.040%	0.030%	March 1, 2011

Schedule II

FUNDS	ASSET LEVELS (IN MILLIONS) AND BREAKPOINTS IN APPLICABLE FEES(1)					EFFECTIVE DATE
	$0 - $250	>$250 - $1,000	>$1,000 - $3,000	>$3,000 - $12,000	>$12,000
Columbia California Intermediate Municipal Bond Fund	0.070%	0.065%	0.060%	0.050%	0.040%	July 1, 2011
Columbia Georgia Intermediate Municipal Bond Fund	0.070%	0.065%	0.060%	0.050%	0.040%	July 1, 2011
Columbia Maryland Intermediate Municipal Bond Fund	0.070%	0.065%	0.060%	0.050%	0.040%	July 1, 2011
Columbia North Carolina Intermediate Municipal Bond Fund	0.070%	0.065%	0.060%	0.050%	0.040%	July 1, 2011
Columbia South Carolina Intermediate Municipal Bond Fund	0.070%	0.065%	0.060%	0.050%	0.040%	July 1, 2011
Columbia Virginia Intermediate Municipal Bond Fund	0.070%	0.065%	0.060%	0.050%	0.040%	July 1, 2011

Schedule III

FUNDS	FEE RATES ON ALL ASSETS(1)	EFFECTIVE DATE
Columbia Capital Allocation Moderate Aggressive Portfolio	0.020%	May 1, 2011
Columbia Capital Allocation Moderate Conservative Portfolio	0.020%	May 1, 2011
Columbia Variable Portfolio - High Income Fund	0.080%	October 27, 2010
Columbia International Value Fund	0.170%	May 1, 2010
Columbia International Value Master Portfolio, a series of CFMIT	0.050%	May 1, 2010
Columbia Large Cap Index Fund	0.100%[1]	May 1, 2010
Columbia LifeGoal Growth Portfolio	0.020%	May 1, 2011
Columbia LifeGoal Income Portfolio	0.020%	May 1, 2011
Columbia Masters International Equity Portfolio	0.020%	January 11, 2011
Columbia Mid Cap Index Fund	0.100%	May 1, 2010
Columbia Small Cap Growth Fund II	0.117%	May 1, 2010
Columbia Small Cap Index Fund	0.10%[2]	May 1, 2010

[1]	CMIA, as administrator, has agreed to pay all operating expenses of the Fund with the exception of brokerage fees and commissions, taxes, interest, fees and expenses of Trustees who are not officers, directors or employees of CMIA or its affiliates, distribution (12b-1) and/or shareholder servicing fees, and any extraordinary non-recurring expenses that may arise, including, but not limited to, litigation expenses.
[2]	CMIA, as administrator, has agreed to pay all operating expenses of the Fund with the exception of brokerage fees and commissions, taxes, interest, fees and expenses of Trustees who are not officers, directors or employees of CMIA or its affiliates, distribution (12b-1) and/or shareholder servicing fees, and any extraordinary non-recurring expenses that may arise, including, but not limited to, litigation expenses.

Schedule IV

FUNDS	ASSET LEVELS (IN MILLIONS) AND BREAKPOINTS IN APPLICABLE FEES(1)			EFFECTIVE DATE
	$0 - $500	>$500 - $1,000	>$1,000
Columbia Convertible Securities Fund	0.060%	0.055%	0.050%	July 1, 2011

(1)	Annual rates based on a percentage of the Fund’s average daily net assets.